U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2008

310 HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada (State or jurisdiction of incorporation or organization)	333-139231 (Commission File Number)	20-4924000 (I.R.S. Employer Identification No.)

9903 Santa Monica Boulevard, Suite 406, Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 310.882.5568

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" or "310" refer to 310 Holdings, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties. Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 5.01. Changes in Control of Registrant

Our Company, 310 Holdings Acquisition Subsidiary Corp., a Florida corporation and a wholly owned subsidiary of 310, and G & G Mining Corp., a Florida corporation, entered into an Agreement and Plan of Merger whereby G & G Mining Corp was merged into the Company (the “Merger Agreement”) pursuant to a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the IRS Code. Pursuant to the terms and conditions of the Merger Agreement, the shareholders of G & G Mining Corp received an aggregate of 6,160,000 shares of Company Common Stock and our company received all the issued and outstanding shares of G & G Mining Corp. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

G & G Mining Corp. currently holds 63.19% voting interest in our Company prior to the merger. As a post-closing conditions to the merger, we are obligated to change the name of our company to a name designated by G & G Mining Corp. management and effect a one hundred and fifty (150) to one (1) one reverse stock split (maintaining the current authorized shares).

G&G Mining Corp. is an exploration company committed to the, discovery and development of gold, silver, copper and other mineral resources. They hold mining rights and mineral concessions in various countries in North and South America. These projects are in different stages of exploration and development.

The issuance of the securities above were effected in reliance on the exemptions for private sales of securities not involving a public offering pursuant to in Section 4(2) and Section 4(6) of the Securities Act.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

The following financial statements of G & G Mining Corp. are being filed with this report as Exhibit 99.1:

Report of Independent Public Accounting Firm;
Balance Sheet as from Inception (June 17, 2008) through July 31, 2008(audited);
Statements of Operations from Inception (June 17, 2008) through July 31, 2008
Statements of Cash Flows Inception (June 17, 2008) through July 31, 2008
Notes to Financial Statements.

(b)	The following pro forma financial information is being filed with this report as Exhibit 99.2:

Unaudited Pro Forma Condensed Combined Balance Sheet as of July 31, 2008;
Unaudited Pro Forma Condensed Combined Statement of Operations for the period ended July 31, 2008
Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what our financial position or results of operations actually would have been we completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

(d) Exhibits
Exhibit Number	Description

2.1 99.1	Agreement and Plan of Merger, dated as of October 29, 2008, by and among 310 Holdings, Inc., 310 Holdings Acquisition Subsidiary Corp. and G & G Mining Corp Financial Statements listed in Item 9.01(a)
99.2	Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2008

310 HOLDINGS, INC.

By:	/s/ Rene Gomez
Rene Gomez
CEO